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EXHIBIT 23.2



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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61057, No. 33-32260, No. 33-33179 and No.
33-68136) of Biomagnetic Technologies, Inc. of our report dated January 10, 1997, except as to Note 12, which is as of December 19, 1997 appearing on page 39 of this Form 10-K.





/s/PRICE WATERHOUSE LLP

San Diego, California
January 12, 1998